UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	November 9, 2009

SAN DIEGO GAS & ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-3779	95-1184800
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8326 CENTURY PARK COURT, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.02   Results of Operations and Financial Condition.

The information furnished in this Item 2.02 and in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing of San Diego Gas & Electric Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On November 9, 2009, Sempra Energy, of which San Diego Gas & Electric Company is a consolidated subsidiary, issued a press release announcing consolidated earnings of $317 million, or $1.27 per diluted share of common stock, for the third quarter of 2009. The press release has been posted on Sempra Energy's website (www.sempra.com) and a copy is attached as Exhibit 99.1.

Concurrently with the website posting of such press release and as noted therein, Sempra Energy also posted its Statement of Operations Data by Business Unit for the three months and nine months ended September 30, 2009 and 2008. A copy of such information is attached as Exhibit 99.2.

The Sempra Energy financial information contained in the press release includes, on a consolidated basis, information regarding San Diego Gas & Electric Company's results of operations and financial condition.

Item 9.01  Financial Statements and Exhibits.

         Exhibits

          99.1

November 9, 2009 Sempra Energy News Release (including tables)

          99.2

Sempra Energy's Statement of Operations Data by Business Unit for the three months and nine months ended September 30, 2009 and 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: November 9, 2009	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer

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